Exhibit 99.1

HOVNANIAN ENTERPRISES, INC.	News Release

Contact:	J. Larry Sorsby	Jeffrey T. O’Keefe
	Executive Vice President & CFO	Vice President, Investor Relations
	732-747-7800	732-747-7800

HOVNANIAN ENTERPRISES REPORTS FISCAL 2020 THIRD QUARTER RESULTS

30% Year-over-Year Increase in Total Revenues

$23 Million Year-over-Year Improvement in Pretax Income

47% Year-over-Year Improvement in Consolidated Contracts

MATAWAN, NJ, September 3, 2020 – Hovnanian Enterprises, Inc. (NYSE: HOV), a leading national homebuilder, reported results for its fiscal third quarter and nine months ended July 31, 2020.

RESULTS FOR the THREE-Month and NINE-Month PERIODs ENDED July 31, 2020:

●

Total revenues increased 30.3% to $628.1 million in the third quarter of fiscal 2020, compared with $482.0 million in the same period of the prior year. For the nine months ended July 31, 2020, total revenues increased 27.4% to $1.66 billion compared with $1.30 billion in the same period during the prior fiscal year.

●

Homebuilding gross margin percentage, after cost of sales interest expense and land charges, was 13.6% for the three months ended July 31, 2020 compared with 14.0% during the same quarter a year ago. During the first nine months of fiscal 2020, homebuilding gross margin percentage, after cost of sales interest expense and land charges, was 13.7% compared with 14.0% during the same period last year.

●

Homebuilding gross margin, before cost of sales interest expense and land charges, was $106.3 million, or 17.5% of sale of homes revenues, during the fiscal 2020 third quarter compared with $85.9 million, or 18.4% of sale of homes revenues, in last year’s third quarter. For both the nine months ended July 31, 2020 and the nine months ended July 31, 2019, homebuilding gross margin percentage, before cost of sales interest expense and land charges, was 17.7%.

●

Total SG&A, including $2.9 million of severance expenses related to organizational changes, was $59.9 million, or 9.5% of total revenues, in the fiscal 2020 third quarter compared with $58.5 million, or 12.1% of total revenues, in the previous year’s third quarter. During the first nine months of fiscal 2020, total SG&A was $176.2 million, or 10.6% of total revenues, compared with $179.3 million, or 13.8% of total revenues, in the same period of the prior fiscal year.

●

Interest incurred (some of which was expensed and some of which was capitalized) was $45.1 million for the third quarter of fiscal 2020 compared with $42.1 million during the third quarter of fiscal 2019. For the nine months ended July 31, 2020, interest incurred (some of which was expensed and some of which was capitalized) was $134.8 million compared with $122.3 million during the same period last year.

●

Income from unconsolidated joint ventures was $5.7 million for the third quarter ended July 31, 2020 compared with $3.7 million in the fiscal 2019 third quarter. For the first nine months of fiscal 2020, income from unconsolidated joint ventures was $13.4 million compared with $20.6 million in the same period a year ago.

●

Income before income taxes for the third quarter of fiscal 2020 was $16.2 million compared with a loss of $7.1 million in the third quarter of the prior fiscal year. For the first nine months of fiscal 2020, income before income taxes was $13.0 million compared with a loss of $39.1 million during the same period of fiscal 2019.

●

Adjusted pretax income, which is income before income taxes, excluding land-related charges, joint venture write-downs and gain on extinguishment of debt, improved to $14.5 million in the third quarter of fiscal 2020 compared with a loss before these items of $4.8 million in the fiscal 2019 third quarter. For the nine months ended July 31, 2020, income before income taxes, excluding land-related charges, joint venture write-downs and gain on extinguishment of debt, was $5.8 million compared with a loss before these items of $34.6 million during the same period in fiscal 2019.

●

Net income was $15.4 million, or $2.27 per common share, for the three months ended July 31, 2020 compared with a net loss of $7.6 million, or $1.27 per common share, in the third quarter of the previous fiscal year. For the first nine months of fiscal 2020, net income was $10.3 million, or $1.52 per common share, compared with a net loss of $40.3 million, or $6.76 per common share, in the same period during fiscal 2019.

●

EBITDA increased 88.0% to $66.5 million for the third quarter of fiscal 2020 compared with $35.3 million in the same quarter of the prior year. For the first nine months of fiscal 2020, EBITDA was $154.3 million, a 107.6% increase, compared with $74.3 million in the first nine months of fiscal 2019.

●

Financial services income before income taxes was $10.8 million for the third quarter of fiscal 2020 compared with $3.8 million in the third quarter of fiscal 2019. For the first nine months of fiscal 2020, financial services income before income taxes was $20.0 million compared with $8.6 million in the same period one year ago.

●

Consolidated contracts per community increased 72.7% to 19.0 contracts per community for the third quarter ended July 31, 2020 compared with 11.0 contracts per community in last year’s third quarter. Contracts per community, including domestic unconsolidated joint ventures(1), increased 67.9% to 17.8 for the third quarter of fiscal 2020 compared with 10.6 for the third quarter of fiscal 2019.

●

The number of consolidated contracts increased 46.9% to 2,226 homes during the fiscal 2020 third quarter, compared with 1,515 homes in last year’s third quarter. The number of contracts, including domestic unconsolidated joint ventures, for the three months ended July 31, 2020, increased 42.9% to 2,415 homes from 1,690 homes during the same quarter a year ago.

●

For the first nine months of fiscal 2020, the number of consolidated contracts increased 26.0% to 5,035 homes compared with 3,995 homes in the first nine months of fiscal 2019. The number of contracts, including domestic unconsolidated joint ventures, for the nine months ended July 31, 2020, increased 23.4% to 5,549 homes from 4,497 homes during the same period a year ago.

●

Consolidated community count was 117 as of July 31, 2020, compared with 138 communities at the end of the previous year’s third quarter. The decline was primarily a result of selling out of communities at a faster than anticipated pace, 14 delayed community openings, primarily related to COVID-19, and contributing four consolidated communities to unconsolidated joint ventures earlier this year. As of the end of the third quarter of fiscal 2020, community count, including domestic unconsolidated joint ventures, was 136 communities, compared with 159 communities at July 31, 2019.

●

For August 2020, consolidated contracts per community increased 106.3% to 6.6 compared with 3.2 for the same month one year ago. During August 2020, the number of consolidated contracts increased 65.2% to 735 homes from 445 homes in August 2019.

●

The dollar value of consolidated contract backlog, as of July 31, 2020, increased 17.1% to $1.23 billion compared with $1.05 billion as of July 31, 2019. The dollar value of contract backlog, including domestic unconsolidated joint ventures, as of July 31, 2020, was $1.39 billion compared with $1.28 billion as of July 31, 2019.

●

Consolidated deliveries were 1,553 homes in the fiscal 2020 third quarter, a 31.1% increase compared with 1,185 homes in the previous year’s third quarter. For the fiscal 2020 third quarter, deliveries, including domestic unconsolidated joint ventures, increased 29.3% to 1,781 homes compared with 1,377 homes during the third quarter of fiscal 2019.

●

For the first nine months of fiscal 2020, consolidated deliveries increased 27.1% to 4,114 homes compared with 3,237 homes in the first nine months of the previous year. For the first nine months of fiscal 2020, deliveries, including domestic unconsolidated joint ventures, increased 24.0% to 4,679 homes compared with 3,772 homes during the same period of fiscal 2019.

●

The contract cancellation rate for consolidated contracts was 18% for the third quarter ended July 31, 2020 compared with 19% in the fiscal 2019 third quarter. The contract cancellation rate for contracts including domestic unconsolidated joint ventures was 18% for the third quarter of fiscal 2020 compared with 19% in the third quarter of the prior year.

(1) When we refer to “Domestic Unconsolidated Joint Ventures”, we are excluding results from our single community unconsolidated joint venture in the Kingdom of Saudi Arabia (KSA).

Liquidity AND Inventory as of July 31, 2020:

●

Total liquidity at the end of the of the third quarter of fiscal 2020 was $334.3 million, after repurchasing $25.5 million of face value of 10.0% Senior Secured Notes due 2022 for $21.4 million of cash, leaving a balance of $111.2 million on those notes. The transaction resulted in a $4.1 million gain on extinguishment of debt.

●

During the third quarter of fiscal 2020, land and land development spending was $162.6 million, an increase compared with $147.4 million in last year’s third quarter. For the nine months ended July 31, 2020, land and land development spending was $394.9 million compared with $400.0 million for the same period one year ago.

●	In the third quarter of fiscal 2020, 1,700 lots were put under option or acquired in 21 consolidated communities.

●	As of July 31, 2020, consolidated lots controlled totaled 25,748, which, based on trailing twelve-month deliveries, equaled a 4.4 years’ supply.

Comments from ManAGEMENT:

“During the third quarter of fiscal 2020 we saw a significant improvement in contracts, revenues, EBITDA, pretax income and liquidity as compared to the prior year’s third quarter and are pleased with our results,” stated Ara K. Hovnanian, Chairman of the Board, President and Chief Executive Officer. “Amid the broader economic uncertainties related to the COVID-19 pandemic, the overall demand for new homes continues to be robust due to historically low mortgage rates, a nationwide low supply of existing homes and a strong consumer desire for more indoor and outdoor space. Given the recent strength of our operating results and our improved contract pace, we remain committed to pursuing our growth plans,” said Mr. Hovnanian.

“Reacting to slower demand in the early stages of the COVID-19 crisis, we offered consumers additional incentives on spec homes deliverable in the third quarter. While these discounts adversely impacted our fiscal 2020 third quarter gross margin, our volume of home sales increased and resulted in higher third quarter profitability. Home demand began rebounding in May. Since June, we pivoted to increasing home prices in virtually all our markets. Going forward, these home price increases should both offset potential cost increases and result in improvements in gross margins. Assuming no material changes in market conditions, we expect to achieve meaningful improvements in revenues, EBITDA and profitability during fiscal 2021. We control virtually all the lots needed to meet the growth in deliveries we expect next year,” concluded Mr. Hovnanian.

Webcast Information:

Hovnanian Enterprises will webcast its fiscal 2020 third quarter financial results conference call at 11:00 a.m. E.T. on Thursday, September 3, 2020. The webcast can be accessed live through the “Investor Relations” section of Hovnanian Enterprises’ website at http://www.khov.com. For those who are not available to listen to the live webcast, an archive of the broadcast will be available under the “Past Events” section of the Investor Relations page on the Hovnanian website at http://www.khov.com. The archive will be available for 12 months.

About Hovnanian Enterprises, Inc.:

Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, is headquartered in Matawan, New Jersey and, through its subsidiaries, is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Illinois, Maryland, New Jersey, Ohio, Pennsylvania, South Carolina, Texas, Virginia, Washington, D.C. and West Virginia. The Company’s homes are marketed and sold under the trade name K. Hovnanian® Homes. Additionally, the Company’s subsidiaries, as developers of K. Hovnanian’s® Four Seasons communities, make the Company one of the nation’s largest builders of active lifestyle communities.

Additional information on Hovnanian Enterprises, Inc. can be accessed through the “Investor Relations” section of the Hovnanian Enterprises’ website at http://www.khov.com. To be added to Hovnanian's investor e-mail list, please send an e-mail to IR@khov.com or sign up at http://www.khov.com.

NON-GAAP FINANCIAL MEASURES:

Consolidated earnings before interest expense and income taxes (“EBIT”) and before depreciation and amortization (“EBITDA”) and before inventory impairment loss and land option write-offs and gain on extinguishment of debt (“Adjusted EBITDA”) are not U.S. generally accepted accounting principles (GAAP) financial measures. The most directly comparable GAAP financial measure is net income (loss). The reconciliation for historical periods of EBIT, EBITDA and Adjusted EBITDA to net income (loss) is presented in a table attached to this earnings release.

Homebuilding gross margin, before cost of sales interest expense and land charges, and homebuilding gross margin percentage, before cost of sales interest expense and land charges, are non-GAAP financial measures. The most directly comparable GAAP financial measures are homebuilding gross margin and homebuilding gross margin percentage, respectively. The reconciliation for historical periods of homebuilding gross margin, before cost of sales interest expense and land charges, and homebuilding gross margin percentage, before cost of sales interest expense and land charges, to homebuilding gross margin and homebuilding gross margin percentage, respectively, is presented in a table attached to this earnings release.

Adjusted pretax income, which is defined as income (loss) before income taxes excluding land-related charges, joint venture write-downs and gain on extinguishment of debt is a non-GAAP financial measure. The most directly comparable GAAP financial measure is income (loss) before income taxes. The reconciliation for historical periods of adjusted pretax income to income (loss) before income taxes is presented in a table attached to this earnings release.

Total liquidity is comprised of $198.1 million of cash and cash equivalents, $11.2 million of restricted cash required to collateralize letters of credit and $125.0 million availability under the senior secured revolving credit facility as of July 31, 2020.

FORWARD-LOOKING STATEMENTS

All statements in this press release that are not historical facts should be considered as “Forward-Looking Statements” within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such forward-looking statements include but are not limited to statements related to the Company’s goals and expectations with respect to its financial results for future financial periods. Although we believe that our plans, intentions and expectations reflected in, or suggested by, such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. By their nature, forward-looking statements: (i) speak only as of the date they are made, (ii) are not guarantees of future performance or results and (iii) are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from those forward-looking statements as a result of a variety of factors. Such risks, uncertainties and other factors include, but are not limited to, (1) the material and adverse disruption, and the expected continued disruption, to our business caused by the present outbreak and worldwide spread of COVID-19 and the measures that international, federal, state and local governments, agencies, law enforcement and/or health authorities implement to address it; (2) changes in general and local economic, industry and business conditions and impacts of a significant homebuilding downturn; (3) adverse weather and other environmental conditions and natural disasters; (4) high leverage and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness; (5) availability and terms of financing to the Company; (6) the Company’s sources of liquidity; (7) changes in credit ratings; (8) the seasonality of the Company’s business; (9) the availability and cost of suitable land and improved lots and sufficient liquidity to invest in such land and lots; (10) shortages in, and price fluctuations of, raw materials and labor including due to changes in trade policies, such as the imposition of tariffs and duties on homebuilding materials and products, and related trade disputes with and retaliatory measures taken by other countries; (11) reliance on, and the performance of, subcontractors; (12) regional and local economic factors, including dependency on certain sectors of the economy, and employment levels affecting home prices and sales activity in the markets where the Company builds homes; (13) increases in cancellations of agreements of sale; (14) fluctuations in interest rates and the availability of mortgage financing; (15) changes in tax laws affecting the after-tax costs of owning a home; (16) operations through unconsolidated joint ventures with third parties; (17) government regulation, including regulations concerning development of land, the homebuilding, sales and customer financing processes, tax laws and the environment; (18) legal claims brought against us and not resolved in our favor, such as product liability litigation, warranty claims and claims made by mortgage investors; (19) levels of competition; (20) successful identification and integration of acquisitions; (21) significant influence of the Company’s controlling stockholders; (22) availability of net operating loss carryforwards; (23) utility shortages and outages or rate fluctuations; (24) geopolitical risks, terrorist acts and other acts of war; (25) diseases, pandemics or other severe public health events; (26) loss of key management personnel or failure to attract qualified personnel; (27) information technology failures and data security breaches; (28) negative publicity; and (29) certain risks, uncertainties and other factors described in detail in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2019 and the Company’s Quarterly Reports on Form 10-Q for the quarterly periods during fiscal 2020 and subsequent filings with the Securities and Exchange Commission. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

Hovnanian Enterprises, Inc.
July 31, 2020
Statements of consolidated operations
(In thousands, except per share data)
	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2020	2019	2020	2019
	(Unaudited)		(Unaudited)
Total revenues	$628,136	$482,041	$1,660,543	$1,303,326
Costs and expenses (1)	621,633	492,847	1,674,340	1,362,964
Gain on extinguishment of debt	4,055	-	13,337	-
Income from unconsolidated joint ventures	5,658	3,742	13,419	20,556
Income (loss) before income taxes	16,216	(7,064)	12,959	(39,082)
Income tax provision	853	537	2,665	1,228
Net income (loss)	$15,363	$(7,601)	$10,294	$(40,310)

Per share data:
Basic:
Net income (loss) per common share	$2.27	$(1.27)	$1.52	$(6.76)
Weighted average number of common shares outstanding (2)	6,201	5,971	6,178	5,964
Assuming dilution:
Net income (loss) per common share	$2.16	$(1.27)	$1.44	$(6.76)
Weighted average number of common shares outstanding (2)	6,518	5,971	6,502	5,964

(1) Includes inventory impairment loss and land option write-offs.
(2) For periods with a net (loss), basic shares are used in accordance with GAAP rules.

Hovnanian Enterprises, Inc.
July 31, 2020
Reconciliation of income (loss) before income taxes excluding land-related charges, joint venture write-downs and gain on extinguishment of debt to income (loss) before income taxes
(In thousands)
	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2020	2019	2020	2019
	(Unaudited)		(Unaudited)
Income (loss) before income taxes	$16,216	$(7,064)	$12,959	$(39,082)
Inventory impairment loss and land option write-offs	2,364	1,435	6,202	3,601
Unconsolidated joint venture investment write-downs	-	854	-	854
Gain on extinguishment of debt	(4,055)	-	(13,337)	-
Income (loss) before income taxes excluding land-related charges, joint venture write-downs and gain on extinguishment of debt (1)	$14,525	$(4,775)	$5,824	$(34,627)

(1) Income (loss) before income taxes excluding land-related charges, joint venture write-downs and gain on extinguishment of debt is a non-GAAP financial measure. The most directly comparable GAAP financial measure is income (loss) before income taxes.

Hovnanian Enterprises, Inc.
July 31, 2020
Gross margin
(In thousands)
	Homebuilding Gross Margin		Homebuilding Gross Margin
	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2020	2019	2020	2019
	(Unaudited)		(Unaudited)
Sale of homes	$605,933	$467,849	$1,608,513	$1,257,536
Cost of sales, excluding interest expense and land charges (1)	499,654	381,906	1,323,916	1,034,953
Homebuilding gross margin, before cost of sales interest expense and land charges (2)	106,279	85,943	284,597	222,583
Cost of sales interest expense, excluding land sales interest expense	21,794	18,824	58,467	42,964
Homebuilding gross margin, after cost of sales interest expense, before land charges (2)	84,485	67,119	226,130	179,619
Land charges	2,364	1,435	6,202	3,601
Homebuilding gross margin	$82,121	$65,684	$219,928	$176,018

Gross margin percentage	13.6%	14.0%	13.7%	14.0%
Gross margin percentage, before cost of sales interest expense and land charges (2)	17.5%	18.4%	17.7%	17.7%
Gross margin percentage, after cost of sales interest expense, before land charges (2)	13.9%	14.3%	14.1%	14.3%

	Land Sales Gross Margin		Land Sales Gross Margin
	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2020	2019	2020	2019
	(Unaudited)		(Unaudited)
Land and lot sales	$25	$542	$100	$8,050
Land and lot sales cost of sales, excluding interest and land charges (1)	41	33	161	7,390
Land and lot sales gross margin, excluding interest and land charges	(16)	509	(61)	660
Land and lot sales interest	20	205	72	205
Land and lot sales gross margin, including interest and excluding land charges	$(36)	$304	$(133)	$455

(1) Does not include cost associated with walking away from land options or inventory impairment losses which are recorded as Inventory impairment loss and land option write-offs in the Condensed Consolidated Statements of Operations.

(2) Homebuilding gross margin, before cost of sales interest expense and land charges, and homebuilding gross margin percentage, before cost of sales interest expense and land charges, are non-GAAP financial measures. The most directly comparable GAAP financial measures are homebuilding gross margin and homebuilding gross margin percentage, respectively.

Hovnanian Enterprises, Inc.
July 31, 2020
Reconciliation of adjusted EBITDA to net income (loss) (In thousands)
	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2020	2019	2020	2019
	(Unaudited)		(Unaudited)
Net income (loss)	$15,363	$(7,601)	$10,294	$(40,310)
Income tax provision	853	537	2,665	1,228
Interest expense	48,886	41,406	137,483	110,482
EBIT (1)	65,102	34,342	150,442	71,400
Depreciation and amortization	1,355	1,004	3,897	2,942
EBITDA (2)	66,457	35,346	154,339	74,342
Inventory impairment loss and land option write-offs	2,364	1,435	6,202	3,601
Gain on extinguishment of debt	(4,055)	-	(13,337)	-
Adjusted EBITDA (3)	$64,766	$36,781	$147,204	$77,943

Interest incurred	$45,140	$42,104	$134,797	$122,340

Adjusted EBITDA to interest incurred	1.43	0.87	1.09	0.64

(1) EBIT is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income (loss). EBIT represents earnings before interest expense and income taxes.

(2) EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income (loss). EBITDA represents earnings before interest expense, income taxes, depreciation and amortization.

(3) Adjusted EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income (loss). Adjusted EBITDA represents earnings before interest expense, income taxes, depreciation, amortization, inventory impairment loss and land option write-offs and gain on extinguishment of debt.

Hovnanian Enterprises, Inc.
July 31, 2020
Interest incurred, expensed and capitalized
(In thousands)

	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2020	2019	2020	2019
	(Unaudited)		(Unaudited)
Interest capitalized at beginning of period	$67,744	$79,277	$71,264	$68,117
Plus interest incurred	45,140	42,104	134,797	122,340
Less interest expensed	48,886	41,406	137,483	110,482
Less interest contributed to unconsolidated joint venture (1)	-	1,978	4,580	1,978
Interest capitalized at end of period (2)	$63,998	$77,997	$63,998	$77,997

(1) Represents capitalized interest which was included as part of the assets contributed to the joint venture the Company entered into in December 2019. There was no impact to the Condensed Consolidated Statement of Operations as a result of this transaction.

(2) Capitalized interest amounts are shown gross before allocating any portion of impairments to capitalized interest.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

	July 31,	October 31,
	2020	2019
	(Unaudited)	(1)
ASSETS
Homebuilding:
Cash and cash equivalents	$198,098	$130,976
Restricted cash and cash equivalents	13,433	20,905
Inventories:
Sold and unsold homes and lots under development	928,840	993,647
Land and land options held for future development or sale	89,903	108,565
Consolidated inventory not owned	194,760	190,273
Total inventories	1,213,503	1,292,485
Investments in and advances to unconsolidated joint ventures	125,680	127,038
Receivables, deposits and notes, net	37,328	44,914
Property, plant and equipment, net	18,869	20,127
Prepaid expenses and other assets	63,499	45,704
Total homebuilding	1,670,410	1,682,149

Financial services	135,334	199,275
Total assets	$1,805,744	$1,881,424

LIABILITIES AND EQUITY
Homebuilding:
Nonrecourse mortgages secured by inventory, net of debt issuance costs	$179,767	$203,585
Accounts payable and other liabilities	320,420	320,193
Customers’ deposits	40,992	35,872
Liabilities from inventory not owned, net of debt issuance costs	144,922	141,033
Senior notes and credit facilities (net of discount, premium and debt issuance costs)	1,432,075	1,479,990
Accrued interest	50,328	19,081
Total homebuilding	2,168,504	2,199,754

Financial services	114,202	169,145
Income taxes payable	2,557	2,301
Total liabilities	2,285,263	2,371,200

Equity:
Hovnanian Enterprises, Inc. stockholders’ equity deficit:
Preferred stock, $0.01 par value - authorized 100,000 shares; issued and outstanding 5,600 shares with a liquidation preference of $140,000 at July 31, 2020 and October 31, 2019	135,299	135,299
Common stock, Class A, $0.01 par value – authorized 16,000,000 shares; issued 5,984,678 shares at July 31, 2020 and 5,973,727 shares at October 31, 2019	60	60
Common stock, Class B, $0.01 par value (convertible to Class A at time of sale) – authorized 2,400,000 shares; issued 652,154 shares at July 31, 2020 and 650,363 shares at October 31, 2019	7	7
Paid in capital – common stock	715,404	715,504
Accumulated deficit	(1,215,679)	(1,225,973)
Treasury stock – at cost – 470,430 shares of Class A common stock and 27,669 shares of Class B common stock at July 31, 2020 and October 31, 2019	(115,360)	(115,360)
Total Hovnanian Enterprises, Inc. stockholders' equity deficit	(480,269)	(490,463)
Noncontrolling interest in consolidated joint ventures	750	687
Total equity deficit	(479,519)	(489,776)
Total liabilities and equity	$1,805,744	$1,881,424

(1)	Derived from the audited balance sheet as of October 31, 2019

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands Except Per Share Data)

(Unaudited)

	Three Months Ended July 31,		Nine Months Ended July 31,
	2020	2019	2020	2019
Revenues:
Homebuilding:
Sale of homes	$605,933	$467,849	$1,608,513	$1,257,536
Land sales and other revenues	908	1,428	2,360	11,111
Total homebuilding	606,841	469,277	1,610,873	1,268,647
Financial services	21,295	12,764	49,670	34,679
Total revenues	628,136	482,041	1,660,543	1,303,326

Expenses:
Homebuilding:
Cost of sales, excluding interest	499,695	381,939	1,324,077	1,042,343
Cost of sales interest	21,814	19,029	58,539	43,169
Inventory impairment loss and land option write-offs	2,364	1,435	6,202	3,601
Total cost of sales	523,873	402,403	1,388,818	1,089,113
Selling, general and administrative	40,608	43,559	121,887	130,474
Total homebuilding expenses	564,481	445,962	1,510,705	1,219,587

Financial services	10,493	8,927	29,677	26,079
Corporate general and administrative	19,321	14,959	54,340	48,792
Other interest	27,072	22,377	78,944	67,313
Other operations	266	622	674	1,193
Total expenses	621,633	492,847	1,674,340	1,362,964
Gain on extinguishment of debt	4,055	-	13,337	-
Income from unconsolidated joint ventures	5,658	3,742	13,419	20,556
Income (loss) before income taxes	16,216	(7,064)	12,959	(39,082)
State and federal income tax provision:
State	853	537	2,665	1,228
Federal	-	-	-	-
Total income taxes	853	537	2,665	1,228
Net income (loss)	$15,363	$(7,601)	$10,294	$(40,310)

Per share data:
Basic:
Net income (loss) per common share	$2.27	$(1.27)	$1.52	$(6.76)
Weighted-average number of common shares outstanding	6,201	5,971	6,178	5,964

Assuming dilution:
Net income (loss) per common share	$2.16	$(1.27)	$1.44	$(6.76)
Weighted-average number of common shares outstanding	6,518	5,971	6,502	5,964

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA EXCLUDES UNCONSOLIDATED JOINT VENTURES)
(UNAUDITED)

		Contracts (1)			Deliveries			Contract
		Three Months Ended			Three Months Ended			Backlog
		July 31,			July 31,			July 31,
		2020	2019	% Change	2020	2019	% Change	2020	2019	% Change
Northeast
(NJ, PA)	Home	102	65	56.9%	95	35	171.4%	113	192	(41.1)%
	Dollars	$51,586	$37,560	37.3%	$41,354	$20,694	99.8%	$61,002	$119,347	(48.9)%
	Avg. Price	$505,745	$577,846	(12.5)%	$435,305	$591,257	(26.4)%	$539,841	$621,599	(13.2)%
Mid-Atlantic
(DE, MD, VA, WV)	Home	307	197	55.8%	213	159	34.0%	523	402	30.1%
	Dollars	$152,511	$99,807	52.8%	$111,160	$86,811	28.0%	$269,972	$242,958	11.1%
	Avg. Price	$496,775	$506,635	(1.9)%	$521,878	$545,981	(4.4)%	$516,199	$604,373	(14.6)%
Midwest
(IL, OH)	Home	263	197	33.5%	197	158	24.7%	534	505	5.7%
	Dollars	$79,394	$58,794	35.0%	$62,901	$47,261	33.1%	$149,016	$136,713	9.0%
	Avg. Price	$301,878	$298,442	1.2%	$319,294	$299,120	6.7%	$279,056	$270,719	3.1%
Southeast
(FL, GA, SC)	Home	172	147	17.0%	155	121	28.1%	304	296	2.7%
	Dollars	$79,846	$58,648	36.1%	$65,595	$50,217	30.6%	$145,947	$128,571	13.5%
	Avg. Price	$464,221	$398,966	16.4%	$423,194	$415,017	2.0%	$480,089	$434,361	10.5%
Southwest
(AZ, TX)	Home	814	589	38.2%	641	449	42.8%	938	788	19.0%
	Dollars	$260,891	$202,553	28.8%	$214,608	$152,615	40.6%	$308,918	$277,263	11.4%
	Avg. Price	$320,506	$343,893	(6.8)%	$334,802	$339,900	(1.5)%	$329,337	$351,857	(6.4)%
West
(CA)	Home	568	320	77.5%	252	263	(4.2)%	644	372	73.1%
	Dollars	$258,067	$131,483	96.3%	$110,315	$110,251	0.1%	$299,564	$149,654	100.2%
	Avg. Price	$454,343	$410,884	10.6%	$437,758	$419,205	4.4%	$465,161	$402,296	15.6%
Consolidated Total
	Home	2,226	1,515	46.9%	1,553	1,185	31.1%	3,056	2,555	19.6%
	Dollars	$882,295	$588,845	49.8%	$605,933	$467,849	29.5%	$1,234,419	$1,054,506	17.1%
	Avg. Price	$396,359	$388,676	2.0%	$390,169	$394,809	(1.2)%	$403,933	$412,723	(2.1)%
Unconsolidated Joint Ventures (2)
(excluding KSA JV)	Home	189	175	8.0%	228	192	18.8%	264	357	(26.1)%
	Dollars	$106,857	$107,579	(0.7)%	$132,014	$119,704	10.3%	$150,660	$226,778	(33.6)%
	Avg. Price	$565,381	$614,737	(8.0)%	$579,009	$623,458	(7.1)%	$570,682	$635,232	(10.2)%
Grand Total
	Home	2,415	1,690	42.9%	1,781	1,377	29.3%	3,320	2,912	14.0%
	Dollars	$989,152	$696,424	42.0%	$737,947	$587,553	25.6%	$1,385,079	$1,281,284	8.1%
	Avg. Price	$409,587	$412,085	(0.6)%	$414,344	$426,691	(2.9)%	$417,192	$440,001	(5.2)%

KSA JV Only
	Home	185	97	90.7%	0	3	(100.0)%	766	131	484.7%
	Dollars	$29,012	$15,346	89.1%	$0	$719	(100.0)%	$120,562	$20,800	479.6%
	Avg. Price	$156,821	$158,205	(0.9)%	$0	$239,667	(100.0)%	$157,392	$158,777	(0.9)%

DELIVERIES INCLUDE EXTRAS
Notes:
(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income from unconsolidated joint ventures”.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA EXCLUDES UNCONSOLIDATED JOINT VENTURES)
(UNAUDITED)

		Contracts (1)			Deliveries			Contract
		Nine Months Ended			Nine Months Ended			Backlog
		July 31,			July 31,			July 31,
		2020	2019	% Change	2020	2019	% Change	2020	2019	% Change
Northeast
(NJ, PA)	Home	231	221	4.5%	270	80	237.5%	113	192	(41.1)%
	Dollars	$107,855	$135,090	(20.2)%	$133,409	$46,239	188.5%	$61,002	$119,347	(48.9)%
	Avg. Price	$466,905	$611,267	(23.6)%	$494,107	$577,988	(14.5)%	$539,841	$621,599	(13.2)%
Mid-Atlantic
(DE, MD, VA, WV)	Home	737	547	34.7%	536	412	30.1%	523	402	30.1%
	Dollars	$374,865	$299,566	25.1%	$288,426	$220,808	30.6%	$269,972	$242,958	11.1%
	Avg. Price	$508,636	$547,653	(7.1)%	$538,108	$535,942	0.4%	$516,199	$604,373	(14.6)%
Midwest
(IL, OH)	Home	624	559	11.6%	540	448	20.5%	534	505	5.7%
	Dollars	$192,171	$164,584	16.8%	$165,836	$135,020	22.8%	$149,016	$136,713	9.0%
	Avg. Price	$307,966	$294,426	4.6%	$307,104	$301,384	1.9%	$279,056	$270,719	3.1%
Southeast
(FL, GA, SC)	Home	436	397	9.8%	379	352	7.7%	304	296	2.7%
	Dollars	$195,512	$163,880	19.3%	$158,592	$143,446	10.6%	$145,947	$128,571	13.5%
	Avg. Price	$448,422	$412,796	8.6%	$418,449	$407,517	2.7%	$480,089	$434,361	10.5%
Southwest
(AZ, TX)	Home	1,924	1,510	27.4%	1,649	1,245	32.4%	938	788	19.0%
	Dollars	$626,817	$510,521	22.8%	$548,796	$414,112	32.5%	$308,918	$277,263	11.4%
	Avg. Price	$325,788	$338,093	(3.6)%	$332,805	$332,620	0.1%	$329,337	$351,857	(6.4)%
West
(CA)	Home	1,083	761	42.3%	740	700	5.7%	644	372	73.1%
	Dollars	$488,317	$309,117	58.0%	$313,454	$297,911	5.2%	$299,564	$149,654	100.2%
	Avg. Price	$450,893	$406,198	11.0%	$423,586	$425,587	(0.5)%	$465,161	$402,296	15.6%
Consolidated Total
	Home	5,035	3,995	26.0%	4,114	3,237	27.1%	3,056	2,555	19.6%
	Dollars	$1,985,537	$1,582,758	25.4%	$1,608,513	$1,257,536	27.9%	$1,234,419	$1,054,506	17.1%
	Avg. Price	$394,347	$396,185	(0.5)%	$390,985	$388,488	0.6%	$403,933	$412,723	(2.1)%
Unconsolidated Joint Ventures (2)
(excluding KSA JV)	Home	514	502	2.4%	565	535	5.6%	264	357	(26.1)%
	Dollars	$296,664	$318,350	(6.8)%	$330,559	$338,599	(2.4)%	$150,660	$226,778	(33.6)%
	Avg. Price	$577,167	$634,163	(9.0)%	$585,060	$632,895	(7.6)%	$570,682	$635,232	(10.2)%
Grand Total
	Home	5,549	4,497	23.4%	4,679	3,772	24.0%	3,320	2,912	14.0%
	Dollars	$2,282,201	$1,901,108	20.0%	$1,939,072	$1,596,135	21.5%	$1,385,079	$1,281,284	8.1%
	Avg. Price	$411,281	$422,750	(2.7)%	$414,420	$423,153	(2.1)%	$417,192	$440,001	(5.2)%

KSA JV Only
	Home	564	133	324.1%	0	7	(100.0)%	766	131	484.7%
	Dollars	$88,246	$21,426	311.9%	$0	$1,627	(100.0)%	$120,562	$20,800	479.6%
	Avg. Price	$156,465	$161,101	(2.9)%	$0	$232,383	(100.0)%	$157,392	$158,777	(0.9)%

DELIVERIES INCLUDE EXTRAS
Notes:
(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income from unconsolidated joint ventures”.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA UNCONSOLIDATED JOINT VENTURES ONLY)
(UNAUDITED)

		Contracts (1)			Deliveries			Contract
		Three Months Ended			Three Months Ended			Backlog
		July 31,			July 31,			July 31,
		2020	2019	% Change	2020	2019	% Change	2020	2019	% Change
Northeast
(unconsolidated joint ventures)	Home	39	65	(40.0)%	67	62	8.1%	33	111	(70.3)%
(excluding KSA JV)	Dollars	$33,759	$52,932	(36.2)%	$50,895	$49,496	2.8%	$31,571	$92,909	(66.0)%
(NJ, PA)	Avg. Price	$865,615	$814,338	6.3%	$759,627	$798,323	(4.8)%	$956,697	$837,018	14.3%
Mid-Atlantic
(unconsolidated joint ventures)	Home	36	9	300.0%	33	19	73.7%	48	36	33.3%
(DE, MD, VA, WV)	Dollars	$17,349	$4,490	286.4%	$16,665	$13,847	20.4%	$23,817	$21,075	13.0%
	Avg. Price	$481,917	$498,889	(3.4)%	$505,000	$728,789	(30.7)%	$496,188	$585,417	(15.2)%
Midwest
(unconsolidated joint ventures)	Home	1	5	(80.0)%	4	8	(50.0)%	0	2	(100.0)%
(IL, OH)	Dollars	$461	$2,509	(81.6)%	$1,825	$4,487	(59.3)%	$0	$885	(100.0)%
	Avg. Price	$461,000	$501,800	(8.1)%	$456,250	$560,875	(18.7)%	$0	$442,500	(100.0)%
Southeast
(unconsolidated joint ventures)	Home	66	39	69.2%	74	46	60.9%	129	117	10.3%
(FL, GA, SC)	Dollars	$31,843	$20,919	52.2%	$35,528	$23,064	54.0%	$64,865	$64,147	1.1%
	Avg. Price	$482,470	$536,385	(10.1)%	$480,108	$501,391	(4.2)%	$502,829	$548,265	(8.3)%
Southwest
(unconsolidated joint ventures)	Home	31	24	29.2%	31	37	(16.2)%	46	55	(16.4)%
(AZ, TX)	Dollars	$17,928	$15,072	18.9%	$20,141	$21,841	(7.8)%	$27,759	$34,764	(20.2)%
	Avg. Price	$578,323	$628,000	(7.9)%	$649,710	$590,297	10.1%	$603,457	$632,073	(4.5)%
West
(unconsolidated joint ventures)	Home	16	33	(51.5)%	19	20	(5.0)%	8	36	(77.8)%
(CA)	Dollars	$5,517	$11,657	(52.7)%	$6,960	$6,969	(0.1)%	$2,648	$12,998	(79.6)%
	Avg. Price	$344,813	$353,242	(2.4)%	$366,316	$348,450	5.1%	$331,000	$361,056	(8.3)%
Unconsolidated Joint Ventures (2)
(excluding KSA JV)	Home	189	175	8.0%	228	192	18.8%	264	357	(26.1)%
	Dollars	$106,857	$107,579	(0.7)%	$132,014	$119,704	10.3%	$150,660	$226,778	(33.6)%
	Avg. Price	$565,381	$614,737	(8.0)%	$579,009	$623,458	(7.1)%	$570,682	$635,232	(10.2)%

KSA JV Only
	Home	185	97	90.7%	0	3	(100.0)%	766	131	484.7%
	Dollars	$29,012	$15,346	89.1%	$0	$719	(100.0)%	$120,562	$20,800	479.6%
	Avg. Price	$156,821	$158,205	(0.9)%	$0	$239,667	(100.0)%	$157,392	$158,777	(0.9)%

DELIVERIES INCLUDE EXTRAS
Notes:
(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income from unconsolidated joint ventures”.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA UNCONSOLIDATED JOINT VENTURES ONLY)
(UNAUDITED)

		Contracts (1)			Deliveries			Contract
		Nine Months Ended			Nine Months Ended			Backlog
		July 31,			July 31,			July 31,
		2020	2019	% Change	2020	2019	% Change	2020	2019	% Change
Northeast
(unconsolidated joint ventures)	Home	130	188	(30.9)%	173	191	(9.4)%	33	111	(70.3)%
(excluding KSA JV)	Dollars	$104,142	$150,396	(30.8)%	$136,250	$150,853	(9.7)%	$31,571	$92,909	(66.0)%
(NJ, PA)	Avg. Price	$801,092	$799,979	0.1%	$787,572	$789,806	(0.3)%	$956,697	$837,018	14.3%
Mid-Atlantic
(unconsolidated joint ventures)	Home	70	26	169.2%	64	43	48.8%	48	36	33.3%
(DE, MD, VA, WV)	Dollars	$35,223	$19,158	83.9%	$32,381	$33,267	(2.7)%	$23,817	$21,075	13.0%
	Avg. Price	$503,182	$736,846	(31.7)%	$505,953	$773,651	(34.6)%	$496,188	$585,417	(15.2)%
Midwest
(unconsolidated joint ventures)	Home	11	12	(8.3)%	14	19	(26.3)%	0	2	(100.0)%
(IL, OH)	Dollars	$5,109	$6,472	(21.1)%	$6,394	$11,663	(45.2)%	$0	$885	(100.0)%
	Avg. Price	$464,455	$539,333	(13.9)%	$456,714	$613,842	(25.6)%	$0	$442,500	(100.0)%
Southeast
(unconsolidated joint ventures)	Home	185	122	51.6%	179	127	40.9%	129	117	10.3%
(FL, GA, SC)	Dollars	$90,547	$65,530	38.2%	$86,255	$64,638	33.4%	$64,865	$64,147	1.1%
	Avg. Price	$489,442	$537,131	(8.9)%	$481,872	$508,961	(5.3)%	$502,829	$548,265	(8.3)%
Southwest
(unconsolidated joint ventures)	Home	76	86	(11.6)%	75	98	(23.5)%	46	55	(16.4)%
(AZ, TX)	Dollars	$47,147	$52,455	(10.1)%	$47,706	$58,155	(18.0)%	$27,759	$34,764	(20.2)%
	Avg. Price	$620,355	$609,942	1.7%	$636,080	$593,418	7.2%	$603,457	$632,073	(4.5)%
West
(unconsolidated joint ventures)	Home	42	68	(38.2)%	60	57	5.3%	8	36	(77.8)%
(CA)	Dollars	$14,496	$24,339	(40.4)%	$21,573	$20,023	7.7%	$2,648	$12,998	(79.6)%
	Avg. Price	$345,143	$357,926	(3.6)%	$359,550	$351,281	2.4%	$331,000	$361,056	(8.3)%
Unconsolidated Joint Ventures (2)
(excluding KSA JV)	Home	514	502	2.4%	565	535	5.6%	264	357	(26.1)%
	Dollars	$296,664	$318,350	(6.8)%	$330,559	$338,599	(2.4)%	$150,660	$226,778	(33.6)%
	Avg. Price	$577,167	$634,163	(9.0)%	$585,060	$632,895	(7.6)%	$570,682	$635,232	(10.2)%

KSA JV Only
	Home	564	133	324.1%	0	7	(100.0)%	766	131	484.7%
	Dollars	$88,246	$21,426	311.9%	$0	$1,627	(100.0)%	$120,562	$20,800	479.6%
	Avg. Price	$156,465	$161,101	(2.9)%	$0	$232,383	(100.0)%	$157,392	$158,777	(0.9)%

DELIVERIES INCLUDE EXTRAS
Notes:
(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income from unconsolidated joint ventures”.